EXHIBIT 4.14
                                  ------------

                                 AMENDMENT NO. 4

     AMENDMENT NO. 4 dated as of January 15, 2002 between CONSTELLATION BRANDS, INC. (formally known as Canandaigua Brands, Inc.), a Delaware corporation (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); and JPMORGAN CHASE BANK (formally known as The Chase Manhattan Bank), as administrative agent for the Lenders referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

     The Borrower, the Subsidiary Guarantors, certain financial institutions (the "Lenders") and the Administrative Agent are parties to a Credit Agreement dated as of October 6, 1999 (as amended by Amendment No. 1 thereto dated as of February 13, 2001, Amendment No. 2 thereto dated as of May 16, 2001, and Amendment No. 3 thereto dated as of September 7, 2001, and as otherwise in effect on the date hereof, the "Credit Agreement"). The Obligors and the Administrative Agent (having previously obtained the authorization of the Required Lenders) wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

     Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 4, terms defined in the Credit Agreement (as amended hereby) are used herein as defined therein.

     Section 2. AMENDMENTS. Subject to the satisfaction of the conditions specified in Section 4 hereof, but with effect on and after the date hereof, the Credit Agreement is amended as follows:

     (a) Section 1.01 of the Credit Agreement is amended by replacing the following definitions specified therein with the following:

          "Borrower"  means  Constellation Brands, Inc., a Delaware corporation.

          "Chase"  means  JPMorgan  Chase  Bank.

     (b) Clause (b) of Section 7.03 of the Credit Agreement is amended and restated to read in its entirety as follows:

          "(b) any such Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) either (A) in compliance with the provisions of Section 7.04(i),
     (ii) or (iv) or (B) to (i) the Borrower, (ii) any Wholly-Owned Subsidiary of the Borrower that is not a Foreign Subsidiary or (iii) if such Subsidiary is a Foreign Subsidiary, any Wholly-Owned Subsidiary of the Borrower that is a Foreign Subsidiary;"

                                Amendment No. 4
                                ---------------

     Section  3.  REPRESENTATIONS  AND  WARRANTIES.  The Borrower represents and warrants to the Lenders and the Administrative Agent that (i) the representations and warranties set forth in the Credit Agreement, and of each Obligor in each of the other Loan Documents to which it is party (but as to such other Loan Documents, in all material respects), are true and correct on and as of the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date) and (ii) at the time of and immediately after giving effect to this Amendment No. 4, no Default has occurred and is continuing.

          Section 4. CONDITIONS PRECEDENT. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon the execution and delivery of this Amendment No. 4 by the Obligors and the Administrative Agent.

          Section 5. MISCELLANEOUS. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 4 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 4 by signing any such counterpart. This Amendment No. 4 shall be governed by, and construed in accordance with, the law of the State of New York.

                                Amendment No. 4
                                ---------------

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and delivered as of the day and year first above written.


                                    CONSTELLATION BRANDS, INC.


                                    By /s/ Thomas S. Summer
                                       -----------------------------------------
                                       Title: Executive Vice President and Chief
                                              Financial Officer


                              SUBSIDIARY GUARANTORS
                              ---------------------

ALLBERRY, INC.
BATAVIA WINE CELLARS, INC.
CANANDAIGUA EUROPE LIMITED
CANANDAIGUA WINE COMPANY, INC
CLOUD PEAK CORPORATION
FRANCISCAN VINEYARDS, INC.
MT. VEEDER CORPORATION
POLYPHENOLICS, INC.
RAVENSWOOD WINERY, INC.
ROBERTS TRADING CORP.

By /s/ Thomas S. Summer
   ----------------------------
   Title: Treasurer


BARTON INCORPORATED
BARTON BRANDS, LTD.
BARTON BEERS, LTD.
BARTON BRANDS OF CALIFORNIA, INC.
BARTON BRANDS OF GEORGIA, INC.
BARTON CANADA, LTD.
BARTON DISTILLERS IMPORT CORP.
BARTON FINANCIAL CORPORATION
MONARCH IMPORT COMPANY
STEVENS POINT BEVERAGE CO.

By /s/ Thomas S. Summer
   ---------------------------
   Title: Vice President


CANANDAIGUA LIMITED

By /s/ Thomas S. Summer
   ----------------------------
   Title: Finance Director

                                Amendment No. 4
                                ---------------

JPMORGAN CHASE BANK,
   as Administrative Agent

By /s/ [Illegible]
   ----------------------------
   Title: Vice President

                                Amendment No. 4
                                ---------------